EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13773, 333-63967, 333-82323, 333-57362, 333-73562, 333-97265, 333-111000) of our report dated March 17, 2005, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2005.

/s/ Ernst & Young llp

Los Angeles, California April 28, 2005